Exhibit 10.1
CHANGE ORDER
SECTION 232 DUTIES (FINAL SETTLEMENT FTZ)

PROJECT NAME: Sabine Pass LNG Stage 4 Liquefaction Facility OWNER: Sabine Pass Liquefaction, LLC CONTRACTOR: Bechtel Oil, Gas and Chemicals, Inc. DATE OF AGREEMENT: 08-Nov-2018	CHANGE ORDER NUMBER: CO-00075 DATE OF CHANGE ORDER: 16-Dec-2022

The Agreement between the Parties listed above is changed as follows:

1.    Pursuant to Article 6 of the Agreement, Parties agree this Change Order incorporates full and final reimbursement to Contractor for the entirety of Contractor-paid Section 232 tariffs on steel and aluminum imports for the Sabine Pass LNG Stage 4 Liquefaction Facility. Contractor incurred such costs owing to Change(s) in Law imposing tariffs on steel and aluminum imports.

2.    Owner’s third-party consultant Ernst & Young has independently verified Contractor-paid Section 232 tariffs per the itemized cost breakdown provided in Attachment 1 of this Change Order.

3.    For context:

i.The Parties have previously executed three (3) Foreign-Trade-Zone related Change Orders, as stated below, addressing Contractor’s costs to comply with Owner’s Foreign-Trade-Zone No. 291 (the “FTZ”). For the avoidance of doubt these previous three (3) Change Orders do not address reimbursement of Contractor-paid Section 232 tariffs (as is addressed in this Change Order):
a.Change Order CO-00004, dated 02-Jul-2019, defining responsibilities of the Parties with respect to the FTZ compliance;

b.Change Order CO-00013, dated 26-Feb-2020, addressing Contractor’s costs to comply with the FTZ for Above-Ground spools imported from Turkey (only); and

c.Change Order CO-00041, dated 12-Feb-2021, addressing Contractor’s costs to comply with the FTZ for the FTZ entries, bonded transports, final receipt and forecasted removal / return costs of all material (excluding Above-Ground pipe spools imported from Turkey)

ii. Contractor has previously notified Owner of Change(s) in Law with respect to tariffs and/or restrictions, as follows:
a.26012-100-T18-GAM-00009 dated 15-Nov-2018;
b.26012-100-T18-GAM-00014 dated 05-Dec-2018;
c.26012-100-T18-GAM-00017 dated 17-Dec-2018;
d.26012-100-T19-GAM-00026 dated 21-May-2019;
e.26012-100-T19-GAM-00038 dated 05-Jun-2019;
f.26012-100-T19-GAM-00043 dated 20-Jun-2019;
g.26012-100-T19-GAM-00070 dated 29-Aug-2019; and
h.26012-100-T20-GAM-00014 dated 10-Feb-2020.

4.    The detailed cost breakdown for this Change Order is detailed in Exhibit A of this Change Order.

5. Schedule C-1 (Milestone Payment Schedule) of Attachment C of the Agreement will be amended by including the milestone(s) listed in Exhibit B of this Change Order.

Adjustment to Contract Price Applicable to Subproject 6(a)

1. The original Contract Price Applicable to Subproject 6(a) was	$2,016,892,573
2. Net change for Contract Price Applicable to Subproject 6(a) by previously authorized Change Orders (#01-08, 10-13, 15, 17-18, 21-22, 24, 28-29, 31-32, 34-35, 38, 41-42, 45-49, 51, 53-58, 61, 68)	$697,987
3. The Contract Price Applicable to Subproject 6(a) prior to this Change Order was	$2,017,590,560
4. The Contract Price Applicable to Subproject 6(a) will be increased by this Change Order in the amount of	$7,418,691
5. The Provisional Sum Applicable to Subproject 6(a) will be unchanged by this Change Order in the amount of	$—
6. The Contract Price Applicable to Subproject 6(a) including this Change Order will be	$2,025,009,251

Adjustment to Contract Price Applicable to Subproject 6(b)

7. The original Contract Price Applicable to Subproject 6(b) (in CO-00009) was	$457,696,000
8. Net change for Contract Price Applicable to Subproject 6(b) by previously authorized Change Orders (#14, 16, 19-20, 23, 25-27, 30-31, 33, 36-37, 39-40, 43-44, 50, 52, 59-60, 62-74)	$11,039,604
9. The Contract Price Applicable to Subproject 6(b) prior to this Change Order was	$468,735,604
10. The Contract Price Applicable to Subproject 6(b) will be unchanged by this Change Order	$—
11. The Provisional Sum Applicable to Subproject 6(b) will be unchanged by this Change Order	$—
12. The Contract Price Applicable to Subproject 6(b) including this Change Order will be	$468,735,604

Adjustment to Contract Price

13. The original Contract Price for Subproject 6(a) and Subproject 6(b) was (add lines 1 and 7)	$2,474,588,573
14. The Contract Price prior to this Change Order was (add lines 3 and 9)	$2,486,326,164
15. The Contract Price will be increased by this Change Order in the amount of (add lines 4, 5, 10 and 11)	$7,418,691
16. The new Contract Price including this Change Order will be (add lines 14 and 15)	$2,493,744,855

Adjustment to dates in Project Schedule for Subproject 6(a)
The following dates are modified: N/A
Adjustment to other Changed Criteria for Subproject 6(a): N/A
Adjustment to Payment Schedule for Subproject 6(a): Yes; see Exhibit B
Adjustment to Minimum Acceptance Criteria for Subproject 6(a): N/A
Adjustment to Performance Guarantees for Subproject 6(a): N/A
Adjustment to Design Basis for Subproject 6(a): N/A
Other adjustments to liability or obligations of Contractor or Owner under the Agreement for Subproject 6(a): N/A

Adjustment to dates in Project Schedule for Subproject 6(b)
The following dates are modified: N/A

Adjustment to other Changed Criteria for Subproject 6(b): N/A

Adjustment to Payment Schedule for Subproject 6(b): N/A
Adjustment to Design Basis for Subproject 6(b): N/A
Other adjustments to liability or obligation of Contractor or Owner under the Agreement: N/A

Select either A or B:

[A] This Change Order shall constitute a full and final settlement and accord and satisfaction of all effects of the change reflected in this Change Order upon the Changed Criteria and shall be deemed to compensate Contractor fully for such change. Initials: /s/ SS Contractor /s/ DC Owner

~~[B] This Change Order shall not constitute a full and final settlement and accord and satisfaction of all effects of the change reflected in this Change Order upon the Changed Criteria and shall not be deemed to compensate Contractor fully for such change. Initials: ____ Contractor ____ Owner~~

Upon execution of this Change Order by Owner and Contractor, the above-referenced change shall become a valid and binding part of the original Agreement without exception or qualification, unless noted in this Change Order. Except as modified by this and any previously issued Change Orders, all other terms and conditions of the Agreement shall remain in full force and effect. This Change Order is executed by each of the Parties’ duly authorized representatives.

/s/ David Craft	/s/ Steve Smith
Owner	Contractor

David Craft	Steve Smith
Name	Name

SVP E&C	Senior Project Manager & Principal Vice President
Title	Title

January 23, 2023	January 19, 2023
Date of Signing	Date of Signing